UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 27, 2025 (October 26, 2025)

Everest Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Seon Place – 4th Floor 141 Front Street PO Box HM 845 Hamilton, Bermuda		HM 19

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 441-295-0006

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol(s)	Name of Exchange where registered
Common Shares, $0.01 par value	EG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act. ☐

ITEM 1.01	Entry into a Material Definitive Agreement

On October 26, 2025, Everest Reinsurance Company (“Everest Reinsurance Company”), a Delaware reinsurance company and Everest Reinsurance (Bermuda), Ltd. (“Bermuda Re,” and together with Everest Reinsurance Company, the “Ceding Companies”) (1) entered into an adverse development reinsurance agreement (the “State National Reinsurance Agreement”) with State National Insurance Company, Inc. (the “State National Reinsurer”) and (2) entered into an adverse development reinsurance agreement (the “MS Transverse Reinsurance Agreement,” and together with the State National Reinsurance Agreement, the “Reinsurance Agreements”) with MS Transverse Insurance Company (the “MS Transverse Reinsurer,” and together with the State National Reinsurer, the “Reinsurers”). Everest Reinsurance Company is a direct subsidiary of Everest Reinsurance Holdings, Inc., and Bermuda Re is a Bermuda Company and a direct subsidiary of Everest Group, Ltd. (the “Company”). The Reinsurance Agreements are supported on a retrocessional basis by Longtail Re, an affiliate of Stone Ridge Capital.

The Reinsurance Agreements are effective October 1, 2025 (the “Effective Date”) and cover risks arising out of the Ceding Companies’ North American Insurance and Other Segment liabilities and relating to premium earned during 2024 and prior years (the “Subject Business”). The Reinsurance Agreements exclude from the Subject Business certain liabilities, including among others those related to the Ceding Companies’ Asbestos and Environmental reserves included in the Other Segment. The aggregate of the statutory reserves held for the Subject Business, pursuant to the Reinsurance Agreements, is $5,369,488,704, as of September 30, 2025. Pursuant to the Reinsurance Agreements, (a) State National will reinsure (i) 100% of losses paid on and after the Effective Date in respect of the Subject Business in excess of $4,119,448,704, up to an aggregate limit of $1,250,000,000 (with State National’s share of the aggregate limit being $1,250,000,000) and (ii) in respect of losses in excess of $5,369,448,704, 85.714286% of losses paid on and after the Effective Date in respect of the Subject Business, up to an aggregate limit of $700,000,000 (State National’s share of the aggregate limit being $600,000,000), in exchange for a reinsurance consideration paid by the Ceding Companies equal to $250 million Funds Withheld and $1.0 billion of transferred assets, with the Ceding Companies retaining $100,000,000 of co-participation liability, (b) MS Transverse will reinsure 80% of losses in excess of $6,069,448,704 up to an aggregate limit of $500,000,000 (MS Transverse’s share of the aggregate limit being $400,000,000) in exchange for a reinsurance consideration paid by the Ceding Companies equal to $122 million of transferred assets, with the Ceding Companies retaining $100,000,000 of co-participation liability, (c) the Ceding Companies will continue to manage claims and to manage and collect the benefit of other existing third-party reinsurance on the Subject Business, which third-party reinsurance shall inure to the benefit of the Reinsurance Agreement, and (d) the Ceding Companies will be entitled to a profit commission of (i) 50% of any favorable development on the business ceded to the Reinsurers below 100% of carried reserves, which profit commission shall not exceed $625 million in total under the State National Reinsurance Agreement and (ii) 15% of the $122 million reinsurance premium, upon a loss free commutation event within 60 months of the effective date, under the MS Transverse Reinsurance Agreement.

The descriptions of the State National Reinsurance Agreement and the MS Transverse Reinsurance Agreement are qualified in their entirety by reference to the full text of the applicable agreements, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

On October 27, 2025, the Company issued a press release regarding the ADC transaction which is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

	Exhibit No.	Description

	10.1*	Adverse Development Reinsurance Agreement, dated as of October 26, 2025, by and between Everest Reinsurance Company, Everest Reinsurance (Bermuda) Ltd. and State National Insurance Company, Inc.

	10.2*	Adverse Development Reinsurance Agreement, dated as of October 26, 2025, by and between Everest Group Ltd. Everest Reinsurance Company, Everest Reinsurance (Bermuda) Ltd. and MS Transverse Insurance Company

	99.1	Press Release of the Company, dated October 27, 2025

*Pursuant to Item 601(a)(5) of Regulation S-K, some schedules to this Exhibit have been omitted. A copy of the omitted schedules will be furnished to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST GROUP, LTD.

By:	/s/ ROBERT J. FREILING
Robert J. Freiling
Senior Vice President and Chief Accounting Officer

Dated: October 27, 2025

EXHIBIT INDEX

Exhibit Number	Description of Document

10.1	Adverse Development Reinsurance Agreement, dated as of October 26, 2025, by and between Everest Reinsurance Company, Everest Reinsurance (Bermuda) Ltd. and State National Insurance Company, Inc.

10.2
Adverse Development Reinsurance Agreement, dated as of October 26, 2025, by and between Everest Group Ltd. Everest Reinsurance Company, Everest Reinsurance (Bermuda) Ltd. and MS Transverse Insurance Company.

99.1	Press Release of the Company, dated October 27, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)